United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

Commission File Number 001-31673

CINGULAR WIRELESS LLC

Formed under the laws of the State of Delaware
I.R.S. Employer Identification Number 74-2955068

5565 Glenridge Connector, Atlanta, Georgia 30342
Telephone Number: (404) 236-6000

ITEM 5.  OTHER EVENTS

On February 17, 2004, Cingular Wireless LLC (the “Company”) and certain of its affiliates entered into an Agreement and Plan of Merger to acquire AT&T Wireless Services, Inc. (“AWE”). Upon closing of this acquisition, and in connection with the Company’s internal structuring of its and AWE’s operations following the closing, the Company intends to assume, through guaranty or co-obligation, the following notes of AWE:

$1,000,000,000 7.350% Senior Notes due 2006
$3,000,000,000 7.875% Senior Notes due 2011
$2,500,000,000 8.750% Senior Notes due 2031
$   250,000,000 6.875% Senior Notes due 2005
$   750,000,000 7.500% Senior Notes due 2007
$2,000,000,000 8.125% Senior Notes due 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINGULAR WIRELESS LLC

Date: August 19, 2004	By:	/s/ Peter A. Ritcher Peter A. Ritcher Chief Financial Officer (Principal Financial Officer)

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